Date:	October 31, 2010

TO:	David Bennett, President & Chief Executive Officer
Todays Alternative Energy Corporation

FROM:	Patricia M. Spreitzer

SUBJECT:	Letter of Resignation

Effective immediately, I hereby submit my resignation from all positions held at Todays Alternative Energy Corporation and Bio Extraction Services, Inc. and advise you that I have no disputes with the company.

Sincerely,

/s/ Patricia M. Spreitzer